Exhibit 10.5

Execution Version

VIEW, INC.

October 26, 2022

Ladies and Gentlemen:

Reference is hereby made to the $107,927,000.00 aggregate principal amount of the 6.00%/9.00% Convertible Senior PIK Toggle Notes due 2027 (the “Notes”) issued by View, Inc., a Delaware corporation (the “Company”), pursuant to the Indenture, dated October 26, 2022 (the “Indenture”), by and between the Company and Wilmington Trust, National Association, and held by RXR FP Investor LP and RXR FP Investor II LP (each, a “Note Investor”) and the Common Stock Purchase Warrants issued by the Company, dated October 25, 2022 (“Warrants”) to RXR FP Services LLC (the “Warrant Holder”). In consideration of the mutual covenants and agreements of the parties hereto, the Warrant Holder and the Company agree, for the Warrants, as follows:

A.

(i) Notwithstanding any provision of the Notes, the Indenture or Warrants to the contrary, and subject to paragraph F below, any Notice of Exercise (as defined in the Warrants) with respect to the Warrants delivered by or on behalf of the Warrant Holder shall be deemed automatically not to have been so delivered, and the Company shall have no obligation to deliver any shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) or make any other delivery with respect to such Notice of Exercise, to the extent that the delivery of any shares of Common Stock or any other security otherwise deliverable upon such exercise would result in the Warrant Holder, together with its affiliates or other persons whose beneficial ownership would be aggregated with the Warrant Holder’s (including the Note Investors) (the “Investor Holders”), in the aggregate, having “beneficial ownership,” as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including the definition of any “group” of which the Warrant Holder is a member (“Beneficial Ownership”), of shares of Common Stock or any other class of any equity security of the Company that is registered pursuant to Section 12 or Section 15 of the Exchange Act (a “Class”) in excess of the Beneficial Ownership Limitation (as defined below).

(ii)For purposes of calculating Beneficial Ownership, the aggregate number of shares of Common Stock beneficially owned by the Investor Holders shall include (a) the aggregate number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants held by the Investor Holders; (b) the aggregate number of shares of Common Stock beneficially owned by the Investor Holders; and (c) the aggregate number of shares of Common Stock issuable upon exercise, conversion or exchange of any other securities of the Company beneficially owned by the Investor Holders; provided that such calculation shall exclude the number of shares of Common Stock which are issuable upon exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of the Notes, the Warrants and any other securities of the Company beneficially owned by the Investor Holders (including, without limitation, any convertible or exchangeable notes, convertible stock or warrants) that are subject to the limitation on Beneficial Ownership described in this agreement or a limitation on conversion, exchange or exercise analogous to the limitation contained in this agreement. Any purported delivery to the Warrant Holder of a number of shares or any other security upon exercise of the Warrants shall be void and have no effect to the extent, and only to the extent, that after such delivery, the Warrant Holder would have Beneficial Ownership of shares of Common Stock or any Class in excess of the Beneficial Ownership Limitation. In the event that the issuance of shares of Common Stock to the Warrant Holder upon exercise of the Warrants results in the Investor Holders being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation (as determined under Section 13(d) of the Exchange Act), the shares issued in connection with such exercise (the “Conversion Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Investor Holders shall not have the power to vote or to transfer the Conversion Shares.

B.

For purposes of this agreement, “Beneficial Ownership Limitation” shall mean 4.99% of the number of outstanding shares of Common Stock or other Class, as applicable, in each case outstanding immediately after giving effect to such exercise. Subject to paragraph F, the Warrant Holder may, from time to time by written notice to the Company, increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice (subject to the provisions of Section 14.02(a)(vi) of the Indenture); provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

C.	For purposes of this agreement, the Warrant Holder shall be solely responsible for determining the number of shares that it and the other Investor Holders beneficially own.

D.

For purposes of this agreement, in determining the number of outstanding shares of Common Stock, the Warrant Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission, (ii) a more recent public announcement by the Company or (iii) any other more recent written notice by the Company, in each case setting forth the number of shares of Common Stock outstanding. Upon the written request of the Warrant Holder, the Company shall within two (2) business days confirm in writing to the Warrant Holder the number of shares of Common Stock then outstanding.

E.	[Deleted]

F.

The provisions of this agreement shall be construed, corrected and implemented in a manner so as to comply with the rules and regulations of The Nasdaq Stock Market LLC and so as to effectuate the intended beneficial ownership limitation herein contained. The shares underlying the Notes and Warrants in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Investor Holders for any purpose, including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

This agreement may not be assigned without the prior written consent of the Company. This agreement shall be binding upon and shall inure to the benefit of the Warrant Holder and the Company and their respective permitted assigns, and no other person shall have any rights or obligations hereunder.

G.

The Company shall not at any time be under any duty or responsibility the Warrant Holder to determine the Warrant Holder’s Beneficial Ownership of shares of Common Stock or any Class, nor shall the Company have any responsibility to determine or monitor compliance with the terms of this agreement, and the Company shall have no liability to the Warrant Holder in connection with the provisions of this agreement. The Company shall have no liability to the Warrant Holder under the Indenture, the Notes or the Warrants in connection with any action or inaction of the Company’s obligations under the Indenture, the Notes or the Warrants to the extent such action is taken or omitted to be taken pursuant to the provisions of this agreement.

H.

This agreement constitutes the full and entire understanding between the parties hereto with regard to the subject matter contained herein and supersedes all prior oral or written agreements or understandings with respect to the subject matter hereof.

I.

This agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

This agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument binding on all parties.

Very truly yours,

RXR FP SERVICES LLC

By:	/s/ Scott Rechler
Name: Scott Rechler
Title: Authorized Person

VIEW, INC.

By:	/s/ Bill Krause
Name: Bill Krause
Title: Chief Legal Officer

[Signature Page to Blocker Agreement (Warrants)]